Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the use in this Registration Statement Form F-1 Zhong Yuan Bio-Technology Holdings Limited as of our report dated July 27, 2023 relating to the consolidated financial statements and schedules of Zhong Yuan Bio-Technology Holdings Limited as of March 31, 2023, and for the year ended March 31, 2023, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Centurion ZD CPA & Co.

Certified Public Accountants

Hong Kong, August 22, 2023

PCAOB No. 2769